BATTLE FOWLER LLP
                         A LIMITED LIABILITY PARTNERSHIP
                               75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000


                                 August 29, 1997



OCC Distributors
Two World Financial Center
225 Liberty Street
New York, New York  10281

Gentlemen:

                  We have acted as special counsel to OCC Distributors, formerly Quest for Value Distributors, as Depositor, Sponsor and Principal Underwriter (the "Depositor") of Qualified Unit Investment Liquid Trust Series ("QUILTS"), QUILTS Asset Builder-U.S. Treasury Series 15, QUILTS Laddered Income-U.S. Treasury Series 16, QUILTS Laddered Income-U.S. Treasury Series 17 and QUILTS Laddered Income-Corporate Bond Series 2 in connection with the preparation by the Trusts of a Rule 24f-2 Notice (the "Rule 24f-2 Notice") covering the registration of units of fractional undivided interest (the "Units") in the Trusts.

                  In connection with our representation, we have examined copies of the following documents relating to the creation of the Trusts and the issuance and sale of the Units: (a) the Reference Trust Agreements dated September 22, 1995 (the "Trust Agreements") among the Depositor and The Chase Manhattan Bank, as Trustee and Evaluator (with respect to the Treasury Trusts only) and Kenny S&P Evaluation Services, as Evaluator (with respect to the Corporate Trust only); (b) the Notification of Registration on Form N-8A and the Registration Statement on Form N-8B-2, as amended, relating to the Trust, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act"); (c) the Registration Statement on Form S-6 (File No. 33-62647) filed with the Commission pursuant to the Securities Act of 1933 (the "1933 Act") and Amendment No. 1 thereto (said Registration Statement, as amended by said Amendment No. 1, being herein called the "Registration Statement") and all subsequent Post-Effective Amendments to the Registration Statement as filed with the Commission; (d) the form of final Prospectus (the "Prospectus") relating to the Units, as filed with the Commission; (e) certified

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resolutions of the Executive Committee of the Depositor authorizing the execution and delivery by the Depositor of the Trust Agreement and the consummation of the transactions contemplated thereby; and (f) the Certificate of Incorporation and By-Laws, as amended to date, of the Depositor, each certified to by an authorized officer of the Depositor as of a recent date.

                  In rendering this opinion we have assumed the genuineness of all signatures, the authenticity and completeness of all docu ments, certificates and instruments submitted to us as originals, the conformity with the originals of all documents, certificates and instruments submitted to us as copies and the legal capacity to sign of all individuals executing such documents, certificates and instruments.

                  We have assumed that each party has duly authorized, executed and delivered the Trust Agreements, Registration Statement and other instruments, certificates, agreements, documents executed in connection with the transactions contemplated thereby (collectively "UIT Documents") to which it is a party.

                  We have assumed that each party is duly qualified and has full power and authority to perform its obligations under the UIT Documents and the transactions contemplated by the UIT Documents.

                  We have assumed that each party complied with all orders, rules, regulations applicable to it or in connection with the UIT Documents or the transactions contemplated thereby. We have further assumed that no party to the transaction contemplated by the UIT Documents is subject to any statute, rule or regulation, or to any impediment to which contracting parties are not generally subject, which requires such party to obtain the authorization or consent of, or to register or make a declaration or filing with, or inquiry of any governmental agency or regulatory authority.

                  Based on such examination and assumptions, we are of the opinion that the Units, the registration of which this Notice makes definitive, when sold by the Depositor and purchased and paid for by the Unitholder, duly executed, authenticated and delivered in accordance with the Trust Agreements and the Registration Statement relating to such Units, the Units were (i) validly issued, fully paid and nonassessable and (iii) legal, valid and binding obli gations of the Trusts, and the holders of the Units are entitled to the benefits of the related Trust Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.


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                  We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not hold ourselves out as experts in or express any opinion as to the laws of other states or jurisdictions except as to matters of Federal and Delaware corporate law.

                  We hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice.

                                               Very truly yours,



                                                BATTLE FOWLER LLP


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